UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/18/2009

TIBCO Software Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-26579

Delaware	77-0449727
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3303 Hillview Avenue
Palo Alto, CA 94304-1213
(Address of principal executive offices, including zip code)

(650) 846-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

   On June 18, 2009, TIBCO Software Inc. (the "Company") appointed Nanci E. Caldwell, age 51, to its Board of Directors (the "Board") effective June 18, 2009. Ms. Caldwell will serve on the Compensation Committee.

   Ms. Caldwell will receive compensation as a non-employee director in accordance with the Company's non-employee director compensation practices described in the Company's Annual Proxy Statement filed with the Securities and Exchange Commission on February 23, 2009. In connection with the appointment, Ms. Caldwell was granted a stock option to purchase 100,000 shares of the Company's common stock. In addition, the Company entered into its standard form of indemnification agreement for its officers and directors with Ms. Caldwell.

   A copy of the press release entitled "TIBCO Software Appoints Nanci Caldwell to Board of Directors" is filed herewith as Exhibit 99.1.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

   On June 18, 2009, the Board amended the Company's bylaws to increase the size of the Board from five to six.

   The Company's Amended and Restated Bylaws are filed herewith as Exhibit 3.1. The foregoing description of the amendment to the Bylaws is qualified in its entirety by reference to the full text of the amended Bylaws attached hereto.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.      Description

3.1                   Amended and Restated Bylaws of TIBCO Software Inc.

99.1                  Press Release of TIBCO Software Inc. dated June 18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIBCO Software Inc.

Date: June 18, 2009	By:	/s/ William R. Hughes
William R. Hughes
Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
EX-3.1	Amended and Restated Bylaws of TIBCO Software Inc.
EX-99.1	Press Release of TIBCO Software Inc. dated June 18, 2009.